Exhibit 10.20

750 UNIVERSITY, LLC

AND

ATOMERA INCORPORATED

LEASE

SUMMARY OF LEASE

1.	DATE OF LEASE:	January 19, 2016

2.	LANDLORD:	750 University, LLC
750 University Avenue, Suite 270
Los Gatos, California 95032

3.	TENANT:	Atomera Incorporated, a Delaware corporation
(f/k/a Mears Technologies, Inc.)

4.	PREMISES:	750 University Avenue, Suite 280
Los Gatos, CA

5.	RENTABLE SQUARE FEET:	3,396 square feet

6.	PERMITTED USE:	General office use

7.	TERM:	Two (2) years

	(a) SCHEDULED COMMENCEMENT DATE:	February 1, 2016

	(b) SCHEDULED EXPIRATION DATE:	January 31, 2018

8.	RENT:

	(a) BASIC RENT:	$12,395.40 per month (Lease months 1-12)
$13,074.60 per month (Lease months 13-24)

	(b) DIRECT EXPENSE INCREASES:	See paragraph 5

	(c) BASE YEAR	2016

9.	SECURITY DEPOSIT:	$37,186.20 Letter of Credit

10.	PARKING SPACES PROVIDED:	Thirteen (13) spaces

11.	OTHER IMPORTANT PROVISIONS:	Furniture and Fixtures

12.	EXHIBITS:	Exhibit A - Premises
Exhibit B - Project
Exhibit C - List of Landlord's Furniture and Fixtures

THIS SUMMARY OF LEASE IS INTENDED TO SUMMARIZE CERTAIN KEY PROVISIONS IN THE ATTACHED LEASE. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS SUMMARY AND THE LEASE, THE PROVISIONS OF THE LEASE SHALL GOVERN.

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TABLE OF CONTENTS

1.	USE	1
2.	TERM	1
3.	POSSESSION	1
4.	MONTHLY RENT	2
5.	TENANT’S SHARE OF INCREASED COSTS	4
6.	RESTRICTION ON USE	7
7.	COMPLIANCE WITH LAWS	7
8.	ALTERATIONS	8
9.	REPAIR AND MAINTENANCE	9
10.	LIENS	9
11.	INSURANCE	10
12.	UTILITIES AND SERVICE	11
13.	TAXES AND OTHER CHARGES	13
14.	ENTRY BY LANDLORD	14
15.	COMMON AREA; PARKING	14
16.	DAMAGE BY FIRE; CASUALTY	15
17.	INDEMNIFICATION	16
18.	ASSIGNMENT AND SUBLETTING	17
19.	DEFAULT	22
20.	LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT	24
21.	EMINENT DOMAIN	24
22.	NOTICE AND COVENANT TO SURRENDER	25
23.	TENANT'S QUITCLAIM	25
24.	HOLDING OVER	26
25.	SUBORDINATION	26
26.	CERTIFICATE OF ESTOPPEL	27
27.	SALE BY LANDLORD	27
28.	ATTORNMENT TO LENDER OR THIRD PARTY	28
29.	DEFAULT BY LANDLORD	28
30.	CONSTRUCTION CHANGES	28
31.	MEASUREMENT OF PREMISES	29
32.	ATTORNEY FEES	29
33.	SURRENDER	29
34.	WAIVER	30
35.	EASEMENTS; AIRSPACE RIGHTS	30
36.	RULES AND REGULATIONS	30
37.	NOTICES	31
38.	NAME	31
39.	GOVERNING LAW; SEVERABILITY	32
40.	DEFINITIONS	32

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41.	TIME	33
42.	INTEREST ON PAST DUE OBLIGATIONS; LATE CHARGE	33
43.	ENTIRE AGREEMENT	34
44.	AUTHORITY	34
45.	RECORDING	34
46.	EXHIBITS AND ATTACHMENTS	34
47.	REAL ESTATE BROKERS	34
48.	ENVIRONMENTAL MATTERS	35
49.	SIGNAGE	36
50.	SUBMISSION OF LEASE	37
51.	PREMISES LEASED "AS IS"	37
52.	ADDITIONAL RENT	37
53.	LANDLORD'S OPTION TO RELOCATE PREMISES	37
54.	WAIVER OF RIGHT TO JURY TRIAL	37
55.	SUBMISSION TO JURISDICTION AND VENUE	37
56.	FURNITURE AND FIXTURES	38
57.	CAPITAL IMPROVEMENTS	38
58.	EARLY POSSESSION	38

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OFFICE LEASE

THIS LEASE is made as of the 19th day of January, 2016, by and between 750 UNIVERSITY, LLC, a California limited liability company ("Landlord") and ATOMERA INCORPORATED, a Delaware corporation ("Tenant").

WITNESSETH:

Landlord leases to Tenant and Tenant leases from Landlord those certain premises shown on Exhibit A (the "Premises") commonly known as 750 University Avenue, Suite 280, Los Gatos, California, which Landlord and Tenant hereby agree consists of approximately three thousand three hundred ninety-six (3,396) rentable square feet. As used herein the term "Project" shall mean and include all of the land described in Exhibit B and all the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

Tenant covenants, as a material part of the consideration of this lease, to perform and observe each and all of the terms, covenants and conditions set forth below, and this lease is made upon the condition of such performance and observance.

1.           USE

Subject to the restrictions contained in paragraph 6, Tenant shall use the Premises for general office use and shall not use or permit the Premises to be used for any other purpose.

2.           TERM

The term shall be for two (2) years (unless sooner terminated as hereinafter provided) and, subject to paragraph 3, shall commence on February 1, 2016 and end on January 31, 2018.

3.           POSSESSION

(a)          If Landlord for any reason cannot deliver possession of the Premises to Tenant by the scheduled commencement date set forth in paragraph 2, this lease shall not be void or voidable, Landlord shall not be liable to Tenant for any loss or damage on account thereof and Tenant shall not be liable for rent until Landlord tenders possession of the Premises to Tenant. If the term commences on a date other than the date specified in paragraph 2 above, then the parties shall immediately execute an amendment to this lease stating (or a letter acknowledging) the actual date of commencement and the revised expiration date. The expiration date of the term shall be extended by the same number of days that Tenant's possession of the Premises was delayed from that set forth in paragraph 2.

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Notwithstanding the above, if Landlord is unable to deliver possession of the Premises by March 1, 2016, plus the number of days of delay caused by Tenant, or by force majeure (defined below), then Tenant may at its option, exercisable within ten (10) days following such date, and as its sole remedy, terminate this lease; provided, however, if Tenant fails to timely exercise such right within such ten (10) day period, Tenant's right to terminate shall lapse. If Tenant elects to terminate this lease as provided in this paragraph, all amounts deposited with Landlord by Tenant shall be returned to Tenant and Landlord shall not be liable to Tenant for any loss, damage or expense resulting from Landlord's failure to deliver possession. For purposes of this lease, the term "force majeure" shall mean acts of God, strikes, lockouts, labor troubles, inability to procure labor or materials, fire, accident, riot, civil commotion, laws or regulations of general applicability, acts of tenants, any cause that is not due to Landlord's negligence or willful misconduct or any cause that is beyond Landlord's reasonable control.

(b)          Tenant's inability or failure to take possession of the Premises when delivery is tendered by Landlord shall not delay the commencement of the term of this lease or Tenant's obligation to pay rent. Tenant acknowledges that Landlord shall incur significant expenses upon the execution of this lease, even if Tenant never takes possession of the Premises, including without limitation brokerage commissions and fees, legal fees and other professional fees. Without limiting any of Landlord’s rights and remedies under this lease, at law or in equity, Tenant acknowledges that all of said expenses shall be included in measuring Landlord's damages should Tenant breach the terms of this lease.

4.          MONTHLY RENT

(a)          Basic Rent. Tenant shall pay to Landlord throughout the term of this lease basic rent for the Premises as follows:

Lease months 1-12	$12,395.40 per month
Lease months 13-24	$13,074.60 per month

The basic rent shall be payable monthly in the monthly amounts specified above, and each monthly payment shall be due on or before the first day of the first full calendar month of the term hereof and on or before the first day of each and every successive calendar month thereafter during the term hereof. In the event the term of this lease commences on a day other than the first day of a calendar month, then the monthly rental for the first and last fractional months of the term hereof shall be prorated based on the actual number of days during the lease term occurring in such month divided by the total number of days in such lease month.

(b)          Direct Expense Increases. In addition to the basic rent, and as additional rent, Tenant shall pay to Landlord Tenant's Percentage Share of Direct Expense Increases as provided in paragraph 5 below.

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(c)          Manner and Place of Payment. All rent, including, without limitation, basic rent and additional rent, shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, at the office of Landlord at 750 University Avenue, Suite 270, Los Gatos, California 95032, or to such other person or at such other place as Landlord may from time to time designate in writing.

(d)          First Month's Basic Rent. Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of Twelve Thousand Three Hundred Ninety-five and 40/100 Dollars ($12,395.40) to be applied against the basic rent for the first lease month of the term.

(e)          Application of Payments. All payments received by Landlord from Tenant may be applied by Landlord in Landlord's sole discretion to the oldest payment obligation(s) owed by Tenant to Landlord or in such other order as Landlord determines in Landlord's sole and absolute discretion. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this clause or have any force or effect. Notwithstanding the above, Landlord's determination not to apply such payments to the oldest payment obligations first as specified above shall not constitute a waiver by Landlord with respect to Landlord's claims against Tenant for such prior payment obligation(s) of Tenant or Landlord's right to apply future payments to such prior payment obligation(s) of Tenant in such order as Landlord may determine in Landlord's sole and absolute discretion.

(f)          Security Deposit. Concurrent with Tenant's execution of this lease, Tenant shall deliver to Landlord an unconditional and irrevocable letter of credit ("Letter of Credit") in the amount of Thirty-seven Thousand One Hundred Eighty-six and 20/100 Dollars ($37,186.20) to secure the faithful performance by Tenant of all of the terms, covenants and conditions of this lease to be kept and performed by Tenant. The Letter of Credit shall be issued by a bank (the "L-C Bank") approved by Landlord and shall be in a form that is acceptable to Landlord in Landlord's sole discretion. The L-C Bank shall be a bank that accepts deposits, maintains accounts, has a local Santa Clara office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the Letter of Credit. The Letter of Credit shall be available by draft at sight, subject only to receipt by the bank of a notarized statement from Landlord or Landlord's authorized representative stating that Landlord is entitled to draw down the Letter of Credit under the terms of this lease. The Letter of Credit shall be transferable by Landlord and Tenant shall cooperate as necessary in connection with any such transfer. The Letter of Credit shall provide that (i) the initial expiration date shall be not less than one year from the date issued, (ii) the expiration date shall be automatically extended for one (1) year periods unless Landlord is notified by the L-C Bank in writing not less than ninety (90)days prior to such expiration date that the Letter of Credit will not be extended, and (iii) the final expiration date shall be not less than sixty (60) days after the expiration date of this lease. If the expiration date of this lease is extended, concurrent with such lease extension, Tenant shall provide Landlord with an amendment to the Letter of Credit or a new letter of credit, that provides for a final expiration date which is not less than sixty (60) days after the extended expiration date of this lease. In any event, unless Tenant deposits with Landlord a cash security deposit of like amount as permitted below, said Letter of Credit shall be renewed by Tenant for successive periods of not less than one year each to and including the date that is sixty (60) days after the expiration date of this lease. The bank's written renewal of the Letter of Credit shall in each case be delivered to Landlord not less than ninety (90) days prior to the expiration date of the then outstanding Letter of Credit. Tenant's failure to so deliver, renew (including specifically but not limited to the delivery to Landlord of such renewal not less than ninety (90) days prior to expiration of the Letter of Credit) and maintain such Letter of Credit, shall constitute a default under this lease without any further notice. The Letter of Credit shall provide that the L-C Bank will honor the draw request of Landlord (or Landlord's authorized agent) without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement or objects to such draw. The Letter of Credit shall be fully assignable by Landlord. In the event of a transfer of Landlord's interest in the Project, Landlord may transfer the Letter of Credit, in whole or in part (or cause a substitute Letter of Credit to be delivered, as applicable), to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to the new landlord. Tenant covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

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If Tenant defaults with respect to any provision of this lease, Landlord may (but shall not be required to) without prejudice to any other rights or remedies of Landlord under this lease, draw down such portion of the Letter of Credit as necessary (as determined by Landlord) to (a) pay any rent or other sum which is in default, (b) to pay or reimburse Landlord for any amount which Landlord may spend by reason of Tenant's default or (c) to compensate Landlord for any other expense, loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used, Tenant shall, within five (5) days after written demand therefor, deposit a replacement letter of credit satisfying the terms of this paragraph 4(f) or, at Landlord's option, cash with Landlord in the amount required to restore the security deposit to its original amount and Tenant's failure to do so shall constitute a default under this lease.

If (i) Tenant fails to provide the replacement letter(s) of credit or cash security deposit for any partial draw by Landlord as required above, (ii) Tenant fails to renew or replace the Letter of Credit at least ninety (90) days prior to its expiration, or (iii) Tenant is in default under this lease, Landlord may, without prejudice to any other remedy available to Landlord, immediately and without further notice draw down the entire amount of the Letter of Credit to be held and/or applied by Landlord as a cash security deposit for the faithful performance by Tenant of all of the terms, covenants and conditions of this lease to be kept and performed by Tenant. Tenant's failure to renew or replace the Letter of Credit as and when required above shall constitute a default under this lease.

5.          TENANT'S SHARE OF INCREASED COSTS

(a)          In addition to the basic rent specified in paragraph 4 above, for each calendar year subsequent to the calendar year 2016 (the "Base Year") Tenant shall pay to Landlord, as additional rent, Tenant's Percentage Share of the increase, if any, in direct expenses paid or incurred by Landlord in such year over direct expenses paid or incurred by Landlord in the Base Year ("Direct Expense Increases"). Tenant shall not be entitled to any reduction in or credit against the basic rent if direct expenses for any year are less than the Base Year direct expenses. As used herein, "Tenant's Percentage Share" shall be five and four hundred seventy-four thousandths percent (5.474%) (3,396÷62,042), which is Tenant’s percentage of the rentable square footage of the building in which the Premises are located. Tenant's Percentage Share of direct expenses may be adjusted by Landlord, in Landlord's discretion, in the event that the load factor used by Landlord to determine the rentable square footage of the Premises changes due to reconfiguration of the Project as reasonably determined by Landlord.

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As used in this lease, "direct expenses" shall include, but not be limited to, (i) real property taxes, assessments, and other costs identified as direct expenses in paragraph 13, (ii) insurance premiums and other costs identified as direct expenses in paragraph 11, (iii) the cost of all utilities and services including water, gas and sewer charges, electricity, heat, air conditioning, refuse collection, and janitorial services identified as direct expenses in paragraph 12, (iv) the costs of operating and maintaining the Common Area identified as direct expenses in paragraph 15, including, but not limited to, the landscaping, elevators, parking lots, paving, sidewalks, showers, and security and exterminator services, (v) the costs and expenses of maintaining and repairing the Project identified as direct expenses in paragraph 9, including, but not limited to mechanical, electrical, plumbing and sewage systems, windows, glazing, gutters, downspouts, heating and ventilating and air conditioning systems, walls, floor coverings, roofs, structural elements, exterior walls and the cost of maintenance contracts and supplies, materials, equipment and tools used in connection therewith, (vi) the cost of certain alterations identified as direct expenses in paragraph 8, (vii) amortization of such capital improvements having a useful life greater than one year as Landlord may have installed for the purpose of reducing operating costs and/or to comply with all laws, rules and regulations of federal, state, county, municipal and other governmental authorities now or hereafter in effect (the cost of such capital improvement shall be amortized over its useful life, including interest at the rate of 2% over the then current Prime Rate as published by the Wall Street Journal on the date nearest to the date that such cost is incurred, and the monthly amortized cost thereof shall be included in direct expenses), (viii) wages, salaries, employee benefits (including union benefits) and related expenses of all on-site and off-site personnel engaged in the operation and maintenance of the Project (or the building in which the Premises are located) and payroll taxes applicable thereto and all costs incurred to maintain a management office in or near the Project (including, without limitation, rental payments therefor or the reasonable rental value of the space so occupied), (ix) supplies, materials, equipment and tools used or required in connection with the operation and maintenance of the Project, (x) licenses, permits and inspection fees, (xi) a reasonable reserve for repairs and replacement of equipment used in the maintenance and operation of the Project, (xii) all other operating costs incurred by Landlord in maintaining and operating the Project, and (xiii) an amount equal to five percent (5%) of the actual expenditures for the aggregate of all other direct expenses as compensation for Landlord's accounting and processing services. Notwithstanding anything to the contrary herein, “direct expenses” shall not include: (1 depreciation, interest or amortization on mortgages or ground lease payments; (2) legal fees incurred in negotiating and enforcing tenant leases; (3) brokers’ commissions; (4) the cost of providing any service to any tenant which is not provided to all tenants, or which is paid directly by any tenant; (5) initial improvements or alterations to tenant spaces; and (6) cost of any items for which Landlord receives reimbursement from insurance proceeds or from any other party.

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(b)          During December of each calendar year or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of amounts payable under paragraph 5(a) above for the ensuing calendar year. On or before the first day of each month during each calendar year after the Base Year, Tenant shall pay to Landlord one-twelfth (1/12) of the estimated annual amount; provided that, if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Landlord that the amounts payable under paragraph 5(a) above for the current calendar year will vary substantially from its estimate, Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

(c)          Within one hundred twenty (120) days after the close of each calendar year or as soon after such 120-day period as practicable, Landlord shall deliver to Tenant a statement of amounts payable under paragraph 5(a) above for such calendar year. If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, the excess amount shall be credited by Landlord against the basic rent next due from Tenant. If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. If Tenant fails to pay the deficiency amount within such 30-day period, Tenant shall pay an additional ten percent (10%) of the amount due as a penalty. The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or earlier termination of this lease.

(d)          If, for any reason other than the default of Tenant, this Lease shall terminate on a day other than the last day of a calendar year, the amount of increase (if any) in rental payable by Tenant applicable to the calendar year in which such termination shall occur shall be prorated based on the ratio of the number of days from the commencement of such calendar year to and including such termination date to three hundred and sixty-five (365).

(e)          If the occupancy of the Project, during any part of any calendar year (including the Base Year) is less than one hundred percent (100%), Landlord shall make an appropriate adjustment of the variable components of direct expenses for that year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of direct expenses that would have been incurred had the Project been one hundred percent (100%) occupied. This amount shall be considered to have been the amount of direct expenses for that calendar year. For purposes of this subparagraph 5(e), "variable components" include only those component expenses that are affected by variations in occupancy levels.

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6.           RESTRICTION ON USE

Tenant shall not do or permit to be done in or about the Premises or the Project, nor bring or keep or permit to be brought or kept in or about the Premises or Project, anything which is prohibited by or will in any way increase the existing rate of, or otherwise affect, fire or any other insurance covering the Project or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Project or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in or about the Premises or the Project which will constitute waste or which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises or the Project. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not use the Premises for sleeping, washing clothes, cooking or in any manner that will cause or emit any objectionable odor, noise or light into the adjoining premises or Common Area. Tenant shall not do anything on the Premises that will cause damage to the Project and Tenant shall not overload the floor capacity of the Premises or the Project. No machinery, apparatus or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate or shake the Premises. Landlord shall be the sole judge of whether such odor, noise, light or vibration is such as to violate the provisions of this paragraph 6. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or the Project except in trash containers placed inside exterior enclosures designated for that purpose by Landlord, or where otherwise designated by Landlord; and no toxic or hazardous materials shall be disposed of through the plumbing or sewage system. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored or permitted to remain outside of the building proper. No retail sales shall be made on the Premises.

7.           COMPLIANCE WITH LAWS

Tenant shall, in connection with its use and occupation of the Premises, at its sole cost and expense, promptly observe and comply with (i) all laws, statutes, ordinances and governmental rules, regulations and requirements of federal, state, county, municipal and other governmental authorities, now or hereafter in effect, which shall impose any duty on Landlord or Tenant with respect to the use, occupancy or alteration by Tenant of the Premises, (ii) with the requirements of any board of fire underwriters or other similar body now or hereafter constituted and (iii) with any direction or occupancy certificate issued pursuant to law by any public authority; provided, however, that no such failure shall be deemed a breach of these provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure and diligently prosecutes same to completion. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant (whether or not Landlord is a party thereto), that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This lease shall remain in full force and effect notwithstanding any loss of use or other effect on Tenant's enjoyment of the Premises by reason of any governmental laws, statutes, ordinances, rules, regulations and requirements now or hereafter in effect. Tenant shall comply with any covenant, condition or restriction ("CC&R's") affecting the Premises.

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8.           ALTERATIONS

Tenant shall not make or suffer to be made any alteration, addition or improvement to or of the Premises or any part thereof (collectively referred to herein as "alterations") without (i) the prior written consent of Landlord, (ii) a valid building permit issued by the appropriate governmental authority and (iii) otherwise complying with all applicable laws, regulations and requirements of governmental agencies having jurisdiction and with the rules, regulations and requirements of any board of fire underwriters or similar body. Landlord's consent to any requested alteration shall not create on the part of Landlord or cause Landlord to incur any responsibility or liability for such alteration's compliance with all laws, rules and regulations of federal, state, county, municipal and other governmental authorities. Any alteration made by Tenant (excluding moveable furniture and trade fixtures not attached to the Premises) shall at once become a part of the Premises and belong to Landlord. Without limiting the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, partitioning, drapery, window covering and carpet installations made by Tenant, regardless of how attached to the Premises, together with all other alterations that have become an integral part of the Project in which the Premises are a part, shall be and become part of the Premises and belong to Landlord upon installation and shall not be deemed trade fixtures and, subject to Landlord's right to require removal and restoration as specified herein, shall remain upon and be surrendered with the Premises at the termination of the lease.

If Landlord consents to the making of any alteration by Tenant, the same shall be made by Tenant at its sole risk, cost and expense and only after Landlord's written approval of any contractor or person selected by Tenant for that purpose, and the same shall be made at such time and in such manner as Landlord may from time to time designate. Tenant shall, if required by Landlord, secure at Tenant's cost a completion and lien indemnity bond for such work. Upon the expiration or sooner termination of the term, Landlord may, at its sole option, require Tenant, at Tenant's sole cost and expense, to promptly remove any such alteration made by Tenant and designated by Landlord to be removed, repair any damage to the Premises caused by such removal and restore the Premises to their condition prior to Tenant's alteration. Any moveable furniture and equipment or trade fixtures remaining on the Premises at the expiration or other termination of the term shall become the property of the Landlord; provided, however, in addition to all other remedies available to Landlord at law or in equity, Landlord may (i) require Tenant to remove same or (ii) remove same at Tenant's cost, and Tenant shall be liable to Landlord for all damages incurred by Landlord related thereto.

Except as set forth in the following sentence, if during the term any alteration, addition or change of the Premises is required by law, regulation, ordinance or order of any public authority, Tenant, at its sole cost and expense, shall promptly make the same. If during the term any alterations, additions or changes to the Common Area or to the Project or building in which the Premises is located (including the structural portions of the building and the building systems which are in the Premises) is required by law, regulation, ordinance or order of any public or quasi-public authority, and, in Landlord's judgment, it is impracticable for the tenants of the Project to individually make such alterations, additions or changes, Landlord shall make such alterations, additions or changes and the cost thereof shall be a direct expenses charge and Tenant shall pay its percentage share of said costs to Landlord as provided in paragraphs 4 and 5.

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9.           REPAIR AND MAINTENANCE

Subject to paragraph 16, Landlord shall maintain and keep in good repair the Common Area and the mechanical, electrical, plumbing and sewage systems, windows, window frames, plate glass, glazing, elevators, gutters and downspouts, the roof, exterior walls, structural elements and the heating, ventilating and air conditioning systems (excepting special air conditioning of Tenant's computer room(s) as set forth below) of the Premises and the Project; provided, however, that Landlord shall not be required to perform repairs made necessary by the negligence or abuse of such improvements or property by Tenant or its employees, agents, subtenants or permitees. The cost of all maintenance and repairs made by Landlord pursuant to this paragraph 9, including without limitation maintenance contracts and supplies, materials, equipment and tools used in such repairs and maintenance, shall be direct expenses and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraphs 4 and 5.

By entry hereunder Tenant accepts the Premises as being in good and sanitary order, condition and repair. Subject to paragraphs 16 and 21, and excepting repairs and maintenance required by this paragraph 9 to be made by Landlord, Tenant at its cost shall keep the Premises and every part thereof in good and sanitary order, condition and repair and Tenant shall be solely responsible for the cost and maintenance of, and electricity supplied to, any special air conditioning for Tenant's computer facilities. Further, Tenant shall repair (or, at the option of Landlord, reimburse Landlord if Landlord elects to repair) damage to improvements or other property located on or about the Project where such repairs are made necessary by the negligence of or abuse of such improvement or other property by Tenant or its employees, agents, subtenants or permitees. Tenant waives all rights and benefits under California Civil Code Sections 1932(1), 1941, and 1942 and under any similar law, statute or ordinance now or hereafter in effect.

10.         LIENS

Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant, its agents, employees or contractors. Upon Tenant's receipt of a preliminary twenty (20) day notice filed by a claimant pursuant to California Civil Code Section 3097, Tenant shall immediately provide Landlord with a copy of such notice. Should any lien be recorded against the Project, Tenant shall give immediate notice of such lien to Landlord. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such, and all expenses (including attorneys' fees) incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the rate of eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is less. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises and the Project and any other party having an interest therein, from mechanics' and materialmen's liens and like liens. Tenant shall give Landlord at least fifteen (15) days' prior notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices. In the event Tenant is required to post an improvement bond with a public agency in connection with any work performed by Tenant on or to the Premises, Tenant shall include Landlord as an additional obligee.

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11.         INSURANCE

Tenant, at its sole cost and expense, shall keep in force during the term (i) commercial general liability and property damage insurance with a combined single limit of at least $2,000,000 per occurrence insuring against personal or bodily injury to or death of persons occurring in, on or about the Premises or Project and any and all liability of the insureds with respect to the Premises or arising out of Tenant's maintenance, use or occupancy of the Premises and all areas appurtenant thereto, (ii) direct physical loss-special insurance covering the leasehold improvements in the Premises and all of Tenant's equipment, trade fixtures, appliances, furniture, furnishings, and personal property from time to time located in, on or about the Premises, with coverage in the amount of the full replacement cost thereof, and (iii) Worker's Compensation Insurance as required by law, together with employer's liability coverage with a limit of not less than $1,000,000 for bodily injury for each accident and for bodily injury by disease for each employee. Tenant's commercial general liability and property damage insurance and Tenant's Workers Compensation Insurance shall be endorsed to provide that said insurance shall not be cancelled or reduced except upon at least thirty (30) days prior written notice to Landlord. Further, Tenant's commercial general liability and property damage insurance shall be primary and shall be endorsed to provide that Landlord and McCandless Management Corporation, and their respective partners, officers, directors and employees and such other persons or entities as directed from time to time by Landlord shall be named as additional insureds for all liability using ISO Bureau Form CG20111185 (or a successor form) or such other endorsement form reasonably acceptable to Landlord; shall contain a severability of interest clause and a cross-liability endorsement; shall be endorsed to provide that the limits and aggregates apply per location using ISO Bureau Form CG25041185 (or a successor form) or such other endorsement form reasonably acceptable to Landlord; and shall be issued by an insurance company admitted to transact business in the State of California and rated A+VIII or better in Best's Insurance Reports (or successor report). The deductibles for all insurance required to be maintained by Tenant hereunder shall be satisfactory to Landlord. The commercial general liability insurance carried by Tenant shall specifically insure the performance by Tenant of the indemnification provisions set forth in paragraph 17 of this lease provided, however, nothing contained in this paragraph 11 shall be construed to limit the liability of Tenant under the indemnification provisions set forth in said paragraph 17. If Landlord or any of the additional insureds named on any of Tenant's insurance, have other insurance which is applicable to the covered loss on a contributing, excess or contingent basis, the amount of the Tenant's insurance company's liability under the policy of insurance maintained by Tenant shall not be reduced by the existence of such other insurance. Any insurance carried by Landlord or any of the additional insureds named on Tenant's insurance policies shall be excess and non-contributing with the insurance so provided by Tenant.

Tenant shall, prior to the commencement of the term and at least thirty (30) days prior to any renewal date of any insurance policies required to be maintained by Tenant pursuant to this paragraph, provide Landlord with a completed Certificate of Insurance, using a form acceptable in Landlord's reasonable judgment, attaching thereto copies of all endorsements required to be provided by Tenant under this lease. Tenant agrees to increase the coverage or otherwise comply with changes in connection with said commercial general liability, property damage, direct physical loss and Worker's Compensation Insurance as Landlord or Landlord's lender may from time to time require.

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Landlord shall obtain and keep in force a policy or policies of insurance covering loss or damage to the Premises and Project, in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risk" insurance, with increased cost of reconstruction and contingent liability (including demolition), plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve (12) months' rent (including sums paid as additional rent) and such other insurance as Landlord or Landlord's lender may from time to time require. Landlord may, but shall not be obligated to, obtain flood and/or earthquake insurance. Landlord shall have no liability to Tenant if Landlord elects not to obtain flood and/or earthquake insurance. The cost of all such insurance purchased by Landlord, plus any charges for deferred payment of premiums and the amount of any deductible incurred upon any covered loss within the Project, shall be direct expenses and Tenant shall pay to Landlord its percentage share of such costs as provided in paragraphs 4 and 5. If the cost of insurance is increased due to Tenant's use of the Premises, then Tenant shall pay to Landlord upon demand the full cost of such increase.

Landlord and Tenant each waive any and all rights of recovery either may have against the other for real or personal property loss or damage which is or would be covered by the property insurance policies required to be carried under this paragraph 11 or otherwise covered by insurance existing for the benefit of the respective parties, unless such waiver of liability is not permitted and the insured party notifies the other party in writing that such waiver is not permitted and cannot be reasonably obtained. In addition, Landlord and Tenant each agree to cause their respective property insurance policies to include a waiver of subrogation clause or endorsement in favor of the other, unless such waiver of subrogation is not permitted and the insured party notifies the other party in writing that such waiver is not permitted and cannot be reasonably obtained under such policy.

If Tenant does not take out and maintain insurance as required pursuant to this paragraph 11, and such failure continues after three (3) business days’ notice from Landlord, Landlord may, but shall not be obligated to, take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord promptly on demand, as additional rent, the amount so paid. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including reasonable attorney fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

12.         UTILITIES AND SERVICE

Landlord shall furnish to the Premises and to the Project, during reasonable hours of generally recognized business days, to be determined by Landlord, and subject to the rules and regulations of the Project, reasonable quantities of water, gas and electricity suitable for the intended use of the Premises and the Project, heat and air conditioning required in Landlord's reasonable judgment for the comfortable use and occupation of the Premises and the Project, refuse collection and janitorial services. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning systems. The cost of all utilities and services furnished by Landlord to the Premises and to the Project shall be direct expenses and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraphs 4 and 5.

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Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of, Landlord's failure to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental moratoriums, regulations or other governmental actions, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. In addition, Tenant shall not be relieved from the performance of any covenant or agreement in this lease because of any such failure, and no eviction of Tenant shall result from such failure.

Notwithstanding anything to the contrary in this lease, if: (a) any services or utilities are interrupted or discontinued due to Landlord's gross negligence or willful misconduct and the Premises are untenantable as a result of such interruption or discontinuance, and (b) Tenant shall have given written notice respecting such interruption or discontinuance to Landlord, and Landlord shall have failed to cure such interruption or discontinuance within three (3) business days after receiving such notice, then Tenant shall as its sole remedy against Landlord, be entitled to an equitable abatement of rent to the extent that Tenant's use of the Premises is thereafter prevented by such interruption or discontinuance; provided, however, if such cure by its nature cannot be completed within such three (3) day period and Landlord commences such cure within said three (3) day period and thereafter uses commercially reasonable efforts to complete such cure, Landlord's time for performance shall be so extended and Tenant shall not be entitled to any rental abatement during such extended period.

Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises (including, without limitation, electronic data processing machines, punch card machines or machines using current in excess of 110 volts) which will in any way increase the amount of electricity, water or air conditioning usually furnished or supplied to premises in the Project being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises) or with water pipes any apparatus or device for the purpose of using electric current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied to premises in the Project being used as general office space, then Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld, and Tenant shall pay to Landlord promptly on demand, as additional rent, the full cost of such excess use. Landlord may cause an electric current or water meter to be installed in the Premises in order to measure the amount of electric current or water consumed for any such excess use. In the event it is reasonably determined that Tenant is or was using a materially excess amount of a utility, the cost of any such meter and of the installation, maintenance and repair thereof, and all charges for such excess water and electric current consumed (as shown by meters and at the rates then charged by the furnishing public utility) plus any additional expense incurred by Landlord in keeping account of electric current or water so consumed, shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly upon demand by Landlord. Whenever heat generating machines or equipment are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord as additional rent.

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13.         TAXES AND OTHER CHARGES

All real estate taxes and assessments and other taxes, fees and charges of every kind or nature, foreseen or unforeseen, which are levied, assessed or imposed upon Landlord and/or against the Premises, building, Common Area or Project or any part thereof by any federal, state, county, regional, municipal or other governmental or quasi-governmental or special district authority, together with any increases therein whether resulting from increased rate and/or valuation, shall be a direct expense and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraphs 4 and 5. By way of illustration and not limitation, "other taxes, fees and charges" as used herein include any and all taxes payable by Landlord (other than state and federal personal or corporate income taxes measured by the net income of Landlord from all sources, premium taxes and Landlord's franchise, estate, inheritance and gift taxes), whether or not now customary or within the contemplation of the parties hereto, (i) upon, allocable to, or measured by the rent payable hereunder, including, without limitation, any gross income or excise tax levied by the local, state or federal government with respect to the receipt of such rent, (ii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any part thereof, (iii) upon or measured by the value of Tenant's personal property or leasehold improvements located in the Premises, (iv) upon this transaction or any document to which Tenant is a party creating or transferring an interest or estate in the Premises, (v) upon or with respect to vehicles, parking or the number of persons employed on or about the Project, and (vi) any tax, license, franchise fee or other imposition upon Landlord which is otherwise measured by or based in whole or in part upon the Project or any portion thereof. If Landlord contests any such tax, fee or charge, the cost and expense incurred by Landlord thereby (including, but not limited to, costs of attorneys and experts) shall also be direct expenses and Tenant shall pay its percentage share of such costs to Landlord as provided in paragraphs 4 and 5. In the event the Premises and any improvements installed therein by Tenant or Landlord are valued by the assessor disproportionately higher than those of other tenants in the building or Project or in the event alterations or improvements are made to the Premises, Tenant's percentage share of such taxes, assessments, fees and/or charges shall be readjusted upward accordingly and Tenant agrees to pay such readjusted share. Such determination shall be made by Landlord from the respective valuations assigned in the assessor's work sheet or such other information as may be reasonably available and Landlord's determination thereof shall be conclusive.

Tenant agrees to pay, before delinquency, any and all taxes levied or assessed during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property located in the Premises, including carpeting and other property installed by Tenant notwithstanding that such carpeting or other property has become a part of the Premises. If any of Tenant's personal property shall be assessed with the Project, Tenant shall pay to Landlord, as additional rent, the amounts attributable to Tenant's personal property within ten (10) days after receipt of a written statement from Landlord setting forth the amount of such taxes, assessments and public charges attributable to Tenant's personal property.

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14.         ENTRY BY LANDLORD

Landlord reserves, and shall at all reasonable times have, the right to enter the Premises upon one (1) business day’s prior notice to Tenant (except in emergencies) (i) to inspect the Premises, (ii) to supply services to be provided by Landlord hereunder, (iii) to show the Premises to prospective purchasers, lenders or tenants and to put 'for sale' or 'for lease' signs thereon, (iv) to post notices required or allowed by this lease or by law, (v) to alter, improve or repair the Premises and any portion of the Project, and (vi) to erect scaffolding and other necessary structures in or through the Premises or the Project where reasonably required by the character of the work to be performed. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord's entry and acts pursuant to this paragraph 14 and Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this paragraph 14. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, on and about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry by Landlord to the Premises pursuant to this paragraph 14 shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

15.         COMMON AREA; PARKING

Subject to the terms and conditions of this lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees and invitees shall, in common with other occupants of the Project, and their respective employees and invitees and others entitled to the use thereof, have the nonexclusive right to use those areas of the Common Area designated by Landlord for the general use and convenience of the occupants of the Project (which areas and facilities shall include, but not be limited to, common lobbies, corridors, restrooms and showers; telephone, electrical, janitorial and mechanical rooms; elevators, stairwells, vertical duct shafts; sidewalks; parking, refuse, landscape and plaza areas; roofs; building exteriors; electrical, mechanical, plumbing and HVAC systems; and storage areas), which areas and facilities are referred to herein as "Common Area". This right shall terminate upon the termination of this lease.

Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Common Area. Landlord shall also have the right at any time to change the name, number or designation by which the Project is commonly known. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part thereof, as Landlord may deem appropriate for the best interests of the occupants of the Project. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Landlord from time to time, with or without advance notice.

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Tenant shall have the nonexclusive use of thirteen (13) parking spaces in the Common Area as designated from time to time by Landlord. Landlord reserves the right at its sole option to assign and label parking spaces, but it is specifically agreed that Landlord is not responsible for policing any such parking spaces. Tenant shall not at any time park or permit the parking of Tenant's trucks or other vehicles, or the trucks or other vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas; nor shall Tenant at any time park or permit the parking of Tenant's vehicles or trucks, or the vehicles or trucks of Tenant's suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not park or permit any inoperative vehicle or equipment to be parked on any portion of the Common Area.

Landlord shall operate, manage and maintain the Common Area in good condition. The manner in which the Common Area shall be operated, managed and maintained and the expenditures for such operation, management and maintenance shall be at the sole discretion of Landlord. The cost of such maintenance, operation and management of the Common Area, together with the costs of security and exterminator services and salaries and employee benefits (including union benefits) of on-site and accounting personnel engaged in such maintenance and operations management, shall be a direct expense and Tenant shall pay to Landlord its percentage share of such costs as provided in paragraphs 4 and 5.

16.         DAMAGE BY FIRE; CASUALTY

In the event the Premises are damaged by any casualty which is covered under an insurance policy required to be maintained by Landlord pursuant to paragraph 11, Landlord shall be entitled to the use of all insurance proceeds and shall repair such damage as soon as reasonably possible and this lease shall continue in full force and effect.

In the event the Premises are damaged by any casualty not covered under an insurance policy required to be maintained pursuant to paragraph 11, Landlord may, at Landlord's option, either (i) repair such damage, at Landlord's expense, as soon as reasonably possible, in which event this lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damages of Landlord's intention to cancel and terminate this lease as of the date of the occurrence of the damages; provided, however, that if such damage is caused by an act or omission of Tenant or its agent, servants or employees, then Tenant shall repair such damage promptly at its sole cost and expense. In the event Landlord elects to terminate this lease pursuant hereto, Tenant shall have the right within ten (10) days after receipt of the required notice to notify Landlord in writing of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this lease shall continue in full force and effect and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within the ten (10) day period, this lease shall be cancelled and terminated as of the date of the occurrence of such damage. Under no circumstances shall Landlord be required to repair any injury or damage to (by fire or other cause), or to make any restoration or replacement of, any of Tenant's personal property, trade fixtures or property leased from third parties, whether or not the same is attached to the Premises.

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If the Premises are totally destroyed during the term from any cause (including any destruction required by any authorized public authority), whether or not covered by the insurance required under paragraph 11, this lease shall automatically terminate as of the date of such total destruction; provided, however, that if the Premises can reasonably and lawfully be repaired or restored within twelve (12) months of the date of destruction to substantially the condition existing prior to such destruction and if the proceeds of the insurance payable to the Landlord by reason of such destruction are sufficient to pay the cost of such repair or restoration, then the said insurance proceeds shall be so applied, Landlord shall promptly repair and restore the Premises and this lease shall continue, without interruption, in full force and effect. If the Premises are totally destroyed during the last twelve (12) months of the term, Landlord may at Landlord's option cancel and terminate this lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the occurrence of such damage.

Rent payable under this Lease shall be abated proportionately during any period in which, by reason of any casualty, there is interference with the operation of Tenant’s business in the Premises, in proportion to the amount of rentable area of the Premises that is not available for Tenant’s use due to such interference. Such abatement shall continue for the period commencing with such damage or destruction and ending with the date that business may be fully resumed on the Premises. Tenant shall have no claim against Landlord for any damage, loss or expense suffered by reason of any such damage, destruction, repair or restoration. The parties waive the provisions of California Civil Code Sections 1932(2) and 1933(4) (which provisions permit the termination of a lease upon destruction of the leased premises), and hereby agree that the provisions of this paragraph 16 shall govern in the event of such destruction.

Landlord and Tenant shall each have the right to terminate this lease if (a) a casualty causing damage to the Premises or access to the Premises cannot be repaired within one hundred twenty (120) days from the date of damage of destruction as reasonably estimated by Landlord within ten (10) business days after the date of such damage, or (b) any substantial damage to thirty percent (30%) or more of the Premises and such portion is not reasonably usable by Tenant during the last twelve (12) months of the term of this lease.

17.         INDEMNIFICATION

Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Project by or from any cause whatsoever except the failure of Landlord to perform its obligations under this lease where such failure has persisted for an unreasonable period of time after notice of such failure. Without limiting the foregoing, Landlord shall not be liable to Tenant for any injury to or death of any person or damages to or destruction of property by reason of, or arising from, any latent defect in the Premises or Project or the act or negligence of any other tenant of the Project. Tenant shall immediately notify Landlord of any defect in the Premises or Project. This exculpation clause shall not apply to claims against Landlord to the extent that a final judgment of a court of competent jurisdiction establishes that the injury, loss, damage, or destruction was proximately caused by Landlord's fraud, willful injury to a person or property, or violation of law.

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Except as to injury to persons or damage to property the principal cause of which is the failure by Landlord to observe any of the terms and conditions of this lease, Tenant shall hold Landlord harmless from and indemnify and defend Landlord against any claim, liability, loss, damage or expense (including attorney fees) arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises from any cause whatsoever or on account of the use, condition, occupational safety or occupancy of the Premises. Tenant shall further hold Landlord harmless from and indemnify and defend Landlord against any claim, liability, loss, damage or expense (including attorney fees) arising (i) from Tenant's use of the Premises or from the conduct of its business or from any activity or work done, permitted or suffered by Tenant or its agents or employees in or about the Premises or Project, (ii) out of the failure of Tenant to observe or comply with Tenant's obligation to observe and comply with laws or other requirements as set forth in paragraph 7, (iii) by reason of Tenant's use, handling, storage, or disposal of toxic or hazardous materials or waste, (iv) by reason of any labor or service performed for, or materials used by or furnished to, Tenant or any contractor engaged by Tenant with respect to the Premises, or (v) from any other act, neglect, fault or omission of Tenant or its agents or employees.

The provisions of this paragraph 17 shall survive the expiration or earlier termination of this lease.

18.         ASSIGNMENT AND SUBLETTING

Tenant shall not voluntarily assign, encumber or otherwise transfer its interest in this lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld, and otherwise complying with the requirements of this paragraph 18. Any assignment, encumbrance, sublease or other such transfer ("Transfer") without Landlord's written consent, shall constitute a default. The proposed assignee, subtenant or other transferee is referred to herein as the "Transferee". Reasonable grounds for denying consent to a proposed Transfer include, without limitation, any of the following:

(a)         Transferee's character, reputation, credit history, or business is not consistent with the character or quality of the Project;

(b)         Transferee would be a significantly less prestigious occupant of the Project than Tenant;

(c)         Transferee is either a government agency or an instrumentality of one;

(d)         Transferee's intended use of the Premises is inconsistent with the permitted use specified in this lease or will materially and adversely affect Landlord's interest;

(e)         Transferee's financial condition is or may be inadequate to support the lease obligations of Transferee under the Transfer;

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(f)          The Transfer would cause Landlord to violate another lease or agreement to which Landlord is a party or would give another tenant in the Project the right to cancel its lease or the Transferee is a primary competitor of another tenant leasing space in the Project and such tenant objects to such Transfer;

(g)         Transferee occupies space in the Project and is negotiating with Landlord to lease space in the Project, or has negotiated with Landlord during the six (6) months immediately preceding notice of the proposed Transfer to Landlord;

(h)         Transferee does not intend to occupy the entire Premises and conduct business there for a substantial portion of the term of the Transfer; or

(i)          The rent charged by Tenant to Transferee during the term of the Transfer, using a present-value analysis, is less than ninety-five percent (95%) of the rent then being quoted by Landlord for comparable space in the Project for a comparable term, using a present-value analysis.

If Tenant desires to Transfer all or any portion of the Premises, Tenant shall give Landlord written notice ("Transfer Notice") thereof, specifying the projected commencement date of the proposed Transfer (which date shall be not less than thirty (30) days nor more than ninety (90) days after the date of Landlord's receipt of such notice), the portion of the Premises which is the subject of the proposed Transfer (the "Subject Space"), a description of any planned alterations or improvements to the Subject Space, the terms and conditions of the proposed Transfer (including the rent to be paid by the Transferee and any and all other consideration to be given by the Transferee), the name, address and telephone number of the Transferee, and a detailed calculation of the Transfer Premium (certified by Tenant's chief financial officer) to be paid as provided below. Tenant shall further provide Landlord with such other information concerning the Transferee as requested by Landlord. Landlord shall have the right to communicate with the Transferee to discuss the terms of the proposed Transfer, to discuss and negotiate, if Landlord desires, the terms of a direct lease between Landlord and Transferee, or any other matter and to enter into a direct lease agreement with Transferee as provided below and failure of Transferee to meet with Landlord and to negotiate in good faith the terms of a direct lease with Landlord shall constitute grounds for Landlord's refusal to consent to the proposed Transfer. For a period of thirty (30) days after Landlord's receipt of the Transfer Notice, Landlord shall have the option, exercisable by delivering written notice to Tenant, to terminate this lease for the Subject Space or for the entire Premises, in Landlord's discretion, as of the date specified in Landlord's written notice to Tenant, which date shall not be less than thirty (30) days nor more than ninety (90) days after the date of Landlord's written notice to Tenant. If Landlord exercises its option to terminate this lease as provided in the foregoing sentence, Landlord may, if it so elects, enter into a new lease for the Premises or any portion thereof with the Transferee or any other third party on such terms as Landlord and the Transferee or other third party may agree; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. If Landlord exercises its option to terminate this lease with respect to the Subject Space only (i.e., less than the entire Premises), then Tenant shall continue to be obligated under this lease as to the remaining space (i.e., the Premises less the Subject Space) and basic rent and direct expenses payable by Tenant under this lease shall be adjusted as follows: (i) the basic rent amount(s) specified in paragraph 4 of this lease shall be multiplied by a fraction, the numerator of which is the square feet of the Premises retained by Tenant after Landlord's recapture of the Subject Space and the denominator of which is the total square feet of the Premises before Landlord's recapture; (ii) Tenant's Percentage Share of direct expenses as provided in paragraph 5 of this lease shall be reduced to reflect Tenant's percentage share based on the square feet of the Premises retained by Tenant after Landlord's recapture. This lease as so amended shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this lease necessitated by Landlord's recapture of the Subject Space. If Landlord recaptures the Subject Space, Landlord shall, at Landlord's sole expense, construct any partitions required to segregate the Subject Space from the remaining Premises retained by Tenant. Tenant shall, however, pay for painting, covering, or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant.

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If Landlord does not elect to terminate this lease as provided hereinabove in this paragraph 18 and if Landlord consents in writing to the proposed Transfer, Tenant shall be free to make such Transfer subject to the following conditions: (i) any Transfer shall be on the same terms set forth in the Transfer Notice given to Landlord; (ii) no Transfer shall be valid and no Transferee shall take possession of the Subject Space until an executed counterpart of such Transfer has been delivered to Landlord; (iii) no Transferee shall have a further right to assign, sublet or transfer; (iv) eighty percent (80%) of the Bonus Rent (as defined below), if any, shall be paid by Tenant to Landlord monthly as additional rent under this lease without affecting or reducing any other obligation of Tenant hereunder (such amounts are referred to herein as the "Transfer Premium"); (v) no Transfer shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder; (vi) any assignee or subtenant must expressly agree to assume and perform all of the covenants and conditions of Tenant under this lease; (vii) any modification or amendment of any such Transfer shall be deemed to be a separate Transfer transaction and shall be subject to Landlord's right to recapture, Landlord's prior written consent and the other terms and provisions of this paragraph 18; and (viii) any sublease must specifically state (and, if it does not, it will be deemed to specifically state) that at Landlord's election, in Landlord's sole and absolute discretion, the subtenant will attorn to Landlord and recognize Landlord as Tenant's successor under the sublease for the balance of the sublease term if this lease is surrendered by Tenant or terminated by reason of Tenant's default, provided, however, that Landlord shall not be (a) liable for any failure of Tenant as Sublandlord to perform any obligations of Sublandlord under the Sublease which have accrued prior to the date on which Landlord elects to require attornment, (b) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Subtenant against Sublandlord prior to the date that Landlord succeeds to Sublandlord's interest, (c) liable for the return of rental security deposits, if any, paid by Subtenant to Sublandlord in accordance with the Sublease unless such sums are actually received by Landlord, (d) bound by any payment of rents, additional rents or other sums which Subtenant may have paid more than one (1) month in advance to Sublandlord unless (1) such sums are actually received by Landlord or (2) such prepayment shall have been expressly approved of by Landlord or (e) bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Sublease, or any voluntary surrender of the premises demised under the Sublease, made without Landlord's prior written consent prior to the date that Landlord succeeds to Sublandlord's interest. Tenant shall pay to Landlord promptly upon demand as additional rent, Landlord's actual attorneys' fees and other costs incurred for reviewing, processing or documenting any requested Transfer, whether or not Landlord's consent is granted. Tenant shall not be entitled to assign this lease or sublease all or any part of the Premises (and any attempt to do so shall be voidable by Landlord) during any period in which Tenant is in default under this lease.

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For purposes of this paragraph 18, the term "Bonus Rent" shall mean the Transfer Payments (as defined below) less the amounts specified in (A) and (B), where (A) is a monthly credit amount equal to the sum of (1) and (2) divided by the total number of months in the term of the Transfer, where (1) is the actual out-of-pocket cost of building standard leasehold improvements paid by Tenant to third party contractors and constructed specifically for the exclusive benefit of such Transferee in the Subject Space, but specifically excluding any costs related to (i) the initial tenant improvements to be constructed in the Premises pursuant to the terms of this lease, if any, (ii) the installation, modification and/or removal of security systems, data cabling and telephone and communication systems, and (iii) the installation, modification and/or removal of any furniture, fixtures or equipment or any personal property, and (2) is the amount of broker fees paid by Tenant in connection with such Transfer, and (B) is a monthly credit amount equal to the monthly basic rent and direct expenses which Tenant is obligated to pay Landlord under this lease during the term of such Transfer (prorated in the case of a sublease to reflect the obligations allocable to that portion of the Premises subject to such sublease). As a condition precedent to allowing the deduction for the cost of leasehold improvements specified above, Tenant shall furnish a complete statement, certified by an independent certified public accountant or Tenant's chief financial officer, describing in detail the computation of any Transfer Premium that Tenant has derived or will derive from the Transfer. Landlord or Landlord's agent shall have the right to review Tenant's books and records relating to the calculation of Bonus Rent, including the right to have an independent certified public accountant review same. If Landlord's independent certified public accountant finds that the Bonus Rent for any Transfer has been understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of that review.

For purposes of this paragraph 18, the term "Transfer Payments" shall mean any and all sums or other consideration payable to or received by Tenant as a result of or in connection with a Transfer whether denominated rent or otherwise, including any amounts payable to Tenant for (x) services to be provided to Transferee by Tenant or (y) the sale, lease or use of Tenant's furniture, fixtures and equipment or other personal property.

If Tenant is a partnership, a withdrawal or change, voluntary or involuntary or by operation of law, of any general partner or the dissolution of the partnership shall be deemed an assignment of this lease subject to all the conditions of this paragraph 18. If Tenant is a corporation any dissolution, merger, consolidation or other reorganization of Tenant or the sale or other transfer of a controlling percentage of the capital stock of Tenant or the sale of more than fifty percent (50%) of the value of Tenant's assets shall be an assignment of this lease subject to all the conditions of this paragraph 18. The term "controlling percentage" means the ownership of, and the right to vote, stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote. This subparagraph of this paragraph 18 shall not apply if Tenant is (i) a corporation the stock of which is traded on the New York Stock Exchange, the American Stock Exchange or NASDAQ, or (ii) a corporation which sells its shares in connection with an initial public offering of stock which is to be traded on the New York Stock Exchange, the American Stock Exchange or NASDAQ.

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The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent Transfers of this lease or amendments or modifications to this lease with Transferees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this lease.

No interest of Tenant in this lease shall be assignable by operation of law (including, without limitation, the transfer of this lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (i) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; (ii) if a writ of attachment or execution is levied on this lease; or (iii) if, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this lease, in which case this lease shall not be treated as an asset of Tenant.

Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this lease, all rent or other consideration from any Transfer of all or a part of the Premises as permitted by this lease, and Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver of Tenant appointed on Landlord's application, may collect such rent or other consideration and apply it toward Tenant's obligations under this lease and any Transferee agrees to make such payments directly to Landlord upon Landlord's written request; provided that, until the occurrence of a default by Tenant, Tenant shall have the right to collect such rent, subject to promptly forwarding to Landlord any portion thereof to which Landlord is entitled pursuant to this paragraph 18. Neither the making of such written request by Landlord for direct payment from a subtenant nor the receipt by Landlord of such direct payments from any subtenant shall cause Landlord to assume any of Tenant's duties, obligations and/or liabilities under the sublease nor shall such event impose upon Landlord the duty or obligation to honor the sublease nor subsequently to accept the subtenant's attornment.

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19.         DEFAULT

The occurrence of any of the following shall constitute a default by Tenant: (i) failure of Tenant to pay any rent or other sum within five (5) days of when due; (ii) abandonment of the Premises; (iii) failure of Tenant to deliver to Landlord any instrument, assurance, financial statement, subordination agreement or certificate of estoppel required under this lease within the time period specified for such performance if the failure continues for five (5) days after written notice of the failure from Landlord to Tenant; (iv) failure of Tenant to deliver to Landlord any letter of credit (or renewal or replacement letter of credit) required under this lease (if applicable) on or before the date that such delivery is required; (v) failure of Tenant to restore the security deposit to the amount required under paragraph 4(e) of this lease within five (5) days after written demand from Landlord of the amount required for such restoration; or (vi) failure of Tenant to perform any other obligation under this lease if the failure to perform is not cured within fifteen (15) days after written notice thereof has been given to Tenant, except in the case of an emergency or dangerous condition, in which case Tenant's time to perform shall be that time period which is reasonable under the circumstances, but not more than fifteen (15) days. The notice referred to in clauses (iii), (iv), (v) and (vi) above shall specify the obligations Tenant has failed to perform. No notice shall be deemed a forfeiture or termination of this lease unless Landlord so elects in the notice. No notice shall be required in the event of abandonment of the Premises. The notices required in clauses (iii), (iv), (v) and (vi) above shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this lease) in the manner required by paragraph 37 of this lease shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute.

In addition to the above, the occurrence of any of the following events shall also constitute a default by Tenant: (i) Tenant fails to pay its debts as they become due or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors or (ii) the filing of any petition by or against Tenant under any chapter of the Bankruptcy Act, or the adjudication of Tenant as a bankrupt or insolvent; or the appointment of a receiver or trustee to take possession of all or substantially all of the assets of Tenant, or a general assignment by Tenant for the benefit of creditors; or any other action taken or suffered by Tenant under any State of Federal insolvency or bankruptcy act and the continuation thereof for more than ninety (90) days.

In the event of a default by Tenant beyond all applicable notice and cure periods provided above or elsewhere in this lease, then Landlord, in addition to any other rights and remedies of Landlord at law or in equity, shall have the right either to terminate Tenant's right to possession of the Premises (and thereby terminate this lease) or, from time to time and without termination of this lease, to relet the Premises or any part thereof for the account and in the name of Tenant for such term and on such terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Notwithstanding any abandonment or surrender of the Premises by Tenant and/or any termination of Tenant's right to possession of the Premises prior to the expiration date of this lease, with or without Landlord's consent or acceptance, such abandonment, surrender or early termination shall not constitute a waiver by Landlord of any of Landlord's rights or remedies under this lease in the event of a default by Tenant as provided in this paragraph 19.

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Should Landlord elect to keep this lease in full force and effect, Landlord shall have the right to enforce all of Landlord's rights and remedies under this lease, including but not limited to the right to recover and to relet the Premises and such other rights and remedies as Landlord may have under California Civil Code Section 1951.4, which Section provides that the landlord may continue the Lease in effect after the tenant's breach and abandonment and recover rent as it becomes due, when the tenant has the right to sublet or assign, subject only to reasonable limitations (or successor Code section) or any other California statute. If Landlord relets the Premises, then Tenant shall pay to Landlord, as soon as ascertained, the costs and expenses incurred by Landlord in such reletting and in making alterations and repairs. Rentals received by Landlord from such reletting shall be applied (i) to the payment of any indebtedness due hereunder, other than basic rent and direct expenses, from Tenant to Landlord; (ii) to the payment of the cost of any repairs necessary to return the Premises to good condition normal wear and tear excepted, including the cost of alterations and the cost of storing any of Tenant's property left on the Premises at the time of reletting; and (iii) to the payment of basic rent or direct expenses due and unpaid hereunder. The residue, if any, shall be held by Landlord and applied in payment of future rent or damages in the event of termination as the same may become due and payable hereunder and the balance, if any at the end of the term of this lease, shall be paid to Tenant. Should the basic rent and direct expenses received from time to time from such reletting during any month be less than that agreed to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reletting of the Premises by Landlord shall be construed as an election on its part to terminate this lease unless a written notice of such intention is given to Tenant or unless the termination hereof is decreed by a court of competent jurisdiction. Notwithstanding any such election by Landlord to keep the lease in effect after a default by Tenant and/or reletting without termination, Landlord may at any time thereafter elect to terminate this lease for such previous breach, provided it has not been cured and upon such termination Landlord shall have the rights and remedies set forth in the following paragraph.

Should Landlord at any time terminate this lease for any breach, in addition to any other remedy it may have, it shall have the immediate right of entry and may remove all persons and property from the Premises and shall have all the rights and remedies of a landlord provided by California Civil Code Section 1951.2 or any successor code section. Upon such termination, in addition to all its other rights and remedies, Landlord shall be entitled to recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises and including (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this lease or which in the ordinary course of events would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (i) and (ii) above is computed by allowing interest at the rate of twelve percent (12%) per annum but in no case greater than the maximum rate of interest permitted by law. The "worth at the time of award" of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the federal reserve bank of San Francisco at the time of award plus one percent (1%). Tenant waives the provisions of Section 1179 of the California Code of Civil Procedure (which Section allows Tenant to petition of court of competent jurisdiction for relief against forfeiture of this lease). Property removed from the Premises may be stored in a public or private warehouse or elsewhere at the sole cost and expense of Tenant. In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all thereof at a public or private sale in such manner and at such times and places that Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant.

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20.         LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT

Landlord, at any time after Tenant commits a default, may, but shall not be obligated to, cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord and shall bear interest at the rate of twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less, from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Amounts due Landlord hereunder shall be additional rent.

21.         EMINENT DOMAIN

If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payments, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance. Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this lease. Notwithstanding the foregoing, Tenant shall be entitled to any compensation for depreciation to and cost of removal of Tenant's equipment and fixtures and any compensation for its relocation expenses necessitated by such taking, but in each case only to the extent the condemning authority makes a separate award therefor or specifically identifies a portion of the award as being therefor. Each party waives the provisions of Section 1265.130 of the California Code of Civil Procedure (which section allows either party to petition the Superior Court to terminate this lease in the event of a partial taking of the Premises).

If any action or proceeding is commenced for such taking of the Premises or any portion thereof or of any other space in the Project, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any portion thereof or of any other space in the Project, and Landlord shall decide to discontinue the use and operation of the Project or decide to demolish, alter or rebuild the Project, then Landlord shall have the right to terminate this lease by giving Tenant written notice thereof within sixty (60) days of the earlier of the date of Landlord's receipt of such notice of intention to condemn or the commencement of said action or proceeding. Such termination shall be effective as of the last day of the calendar month next following the month in which such notice is given or the date on which title shall vest in the condemnor, whichever occurs first.

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In the event of a partial taking, or conveyance in lieu thereof, of the Premises and fifty percent (50%) or more of the number of square feet in the Premises are taken then Tenant may terminate this lease. Any election by Tenant to so terminate shall be by written notice given to Landlord within sixty (60) days from the date of such taking or conveyance and shall be effective on the last day of the calendar month next following the month in which such notice is given or the date on which title shall vest in the condemnor, whichever occurs first.

If a portion of the Premises is taken by power of eminent domain or conveyance in lieu thereof and neither Landlord nor Tenant terminates this lease as provided above, then this lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed and all payments of rent shall be apportioned as of the date of such taking or conveyance so that thereafter the amounts to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken bears to the total area of the Premises prior to such taking.

22.         NOTICE AND COVENANT TO SURRENDER

On the last day of the term or on the effective date of any earlier termination, Tenant shall surrender to Landlord the Premises in its condition existing as of the commencement of the term and, except for restoration as otherwise required by Landlord pursuant to the terms of paragraph 8 of this lease, all of the improvements and alterations made to the Premises in their condition existing as of the date of completion of construction and/or installation (normal wear and tear excepted), with all originally painted interior walls washed or repainted if marked or damaged, interior vinyl covered walls cleaned and repaired or replaced if marked or damaged, all carpets shampooed and cleaned, and all floors cleaned and waxed; all to the reasonable satisfaction of Landlord. Any restoration shall be in compliance with all laws at the time of surrender. On or prior to the last day of the term or the effective date of any earlier termination, Tenant shall remove all of Tenant's personal property and trade fixtures, together with improvements or alterations that Tenant is obligated to remove pursuant to the provisions of paragraph 8 of this lease, from the Premises, and all such property not removed shall be deemed abandoned. In addition, on or prior to the expiration or earlier termination of this lease, Tenant shall remove, at Tenant's sole cost and expense, all telephone, other communication, computer and any other cabling and wiring or any sort installed by Tenant or Tenant's agents or contractors in the space above the suspended ceiling of the Premises or anywhere else in the Premises and shall promptly repair any damage to the suspended ceiling, lights, light fixtures, walls and any other part of the Premises resulting from such removal.

If the Premises are not surrendered as required in this paragraph 22, Tenant shall indemnify Landlord against all loss, liability and expense (including, but not limited to, attorney fees) resulting from the failure by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenants. It is agreed between Landlord and Tenant that the provisions of this paragraph 22 shall survive termination of this lease.

23.         TENANT'S QUITCLAIM

At the expiration or earlier termination of this lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required to remove the cloud or encumbrance created by this lease from the real property of which the Premises are a part. This obligation shall survive said expiration or termination.

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24.         HOLDING OVER

Any holding over after the expiration or termination of this lease with the written consent of Landlord shall be construed to be a tenancy from month-to-month at the monthly rent agreed upon by Landlord and Tenant, but in no event less than the monthly rent payable under this lease for the last lease month before the date of such expiration or termination. All provisions of this lease, except (i) as modified by the preceding sentence and (ii) those provisions pertaining to the term, expansion rights and any option to extend, shall apply to the month-to-month tenancy.

If Tenant shall retain possession of the Premises or any part thereof without Landlord's written consent following the expiration or sooner termination of this lease for any reason, then Tenant shall pay to Landlord as rent during the holdover period an amount equal to the greater of (i) two hundred percent (200%) of the amount of the monthly rent in effect during the last full lease month prior to the date of such expiration or termination or (ii) one hundred fifty percent (150%) of the fair market rental (as reasonably determined by Landlord) for the Premises. Tenant shall also indemnify and hold Landlord harmless from any loss, liability and expense (including, but not limited to, attorneys fees) resulting from delay by Tenant in surrendering the Premises, including without limitation any claims made by any succeeding tenant founded on such delay. Acceptance of rent by Landlord following expiration or termination shall not constitute a renewal of this lease, and nothing contained in this paragraph shall waive Landlord's right of re-entry or any other right. Tenant shall be only a tenant at sufferance, whether or not Landlord accepts any rent from Tenant, while Tenant is holding over without Landlord's written consent.

The provisions of this paragraph 24 are in addition to, and do not affect, Landlord's right of re-entry or other rights hereunder or provided by law. Nothing in this paragraph 24 shall be construed as implied consent by Landlord to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this lease on expiration or other termination of this lease. The provisions of this paragraph 24 shall not be considered to limit or constitute a waiver of any other rights or remedies of Landlord provided in this lease or at law. The provisions of this paragraph 24 shall survive the expiration or early termination of this lease.

25.         SUBORDINATION

This lease is subject and subordinate to the lien of any present or future mortgages, deeds of trust, or other encumbrances ("Encumbrances") of Landlord's title or leasehold interest and all renewals, extensions, modifications, consolidations, and replacements of such Encumbrances. Notwithstanding any other provision herein, any Encumbrance holder may elect that this lease shall be senior to and have priority over that Encumbrance whether this lease is dated before or after the date of the Encumbrance.

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This subordination is self-operative, and no further instrument of subordination shall be required to make it effective. To confirm this subordination, however, Tenant shall, at the request of Landlord or the lender, execute in writing, within five (5) calendar days after such request, an agreement subordinating its rights under this lease to the lien of such Encumbrance, or, if so requested, agreeing that the lien of such Encumbrance shall be or remain subject and subordinate to the rights of Tenant under this lease. Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute, deliver and record any such instrument or instruments for and in the name and on behalf of Tenant. This authorization shall in no way release Tenant of the obligation to execute such instrument(s) of subordination or superiority and Tenant's failure to do so shall constitute a default under this lease if Tenant fails to execute such instrument within three (3) business days of notice from Landlord of such failure. In addition, if in connection with any loan to Landlord the lender shall request modifications of this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereof, provided that such modifications do not increase the rent obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

26.         CERTIFICATE OF ESTOPPEL

Each party shall, within five (5) calendar days after request therefor, execute and deliver to the other party, in recordable form, a certificate stating that the lease is unmodified and in full force and effect, or in full force and effect as modified and stating the modifications. The certificate shall also state the amount of the monthly rent, the date to which monthly rent has been paid in advance, the amount of the security deposit and/or prepaid monthly rent, and, if the request is made by Landlord, shall include such other items as Landlord or Landlord's lender may reasonably request. Failure to deliver such certificate within such time shall constitute a conclusive acknowledgment by the party failing to deliver the certificate that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. Any such certificate requested by Landlord may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or Project and their successors and assigns. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within such five (5) day period and such certificate as signed by Landlord shall be fully binding on Tenant if Tenant fails to deliver a contrary certificate within five (5) days after receipt by Tenant of a copy of the certificate executed by Landlord on behalf of Tenant. This authorization shall in no way relieve Tenant of the obligation to execute such estoppel certificate and Tenant's failure to do so shall constitute a default under this lease if Tenant fails to execute such instrument within three (3) business days of notice from Landlord of such failure. Further, within five (5) calendar days following written request made from time to time by Landlord, Tenant shall furnish to Landlord current financial statements of Tenant.

27.         SALE BY LANDLORD

In the event the original Landlord hereunder, or any successor owner of the Project or Premises, shall sell or convey the Project or Premises, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner and to look solely to such new owner for performance of any and all such liabilities and obligations.

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28.         ATTORNMENT TO LENDER OR THIRD PARTY

In the event the interest of Landlord in the land and buildings in which the Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by a lender or any other third party through judicial foreclosure, by deed in lieu of foreclosure, or by exercise of a power of sale at private trustee's foreclosure sale, Tenant hereby agrees to release Landlord of any obligation arising on or after any such foreclosure sale or transfer and, if requested to do so by the transferee, to attorn to such transferee and to recognize such transferee as the Landlord under this lease.

29.         DEFAULT BY LANDLORD

Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than fifteen (15) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than fifteen (15) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such fifteen (15) day period and thereafter diligently prosecutes the same to completion.

If Landlord is in default of this lease, Tenant's sole remedy shall be to institute suit against Landlord in a court of competent jurisdiction, and Tenant shall have no right to offset any sums expended by Tenant as a result of Landlord's default against future rent and other sums due and payable pursuant to this lease. If Landlord is in default of this lease, and as a consequence Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Project of which the Premises are a part, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Project of which the Premises are a part. Neither Landlord nor any of the partners comprising the partnership designated as Landlord shall be personally liable for any deficiency.

30.         CONSTRUCTION CHANGES

It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises and/or the improvements constructed or being constructed therein, and no such changes or any changes in plans for any other portions of the Project, shall affect this lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant, except as may be otherwise provided elsewhere in this lease.

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31.         MEASUREMENT OF PREMISES

Tenant understands and agrees that any reference to square footage of the Premises is approximate only and is based on Landlord’s calculation of the rentable square footage of the Premises. The rentable square footage for purposes of this lease means the usable square footage of the Premises, including all interior partitions and columns, one-half of exterior walls, and one-half of the partitions separating the Premises from the rest of the Project, plus a load factor based on an allocate portion of the building common areas of the Project including, without limitation, any common hallways, lobbies, restrooms, showers, conference rooms, utility rooms, elevators and the like. Tenant waives any claim against Landlord regarding the accuracy of any such measurement and Landlord and Tenant agree that there shall not be any adjustment in basic rent or direct expenses or other amounts payable hereunder by reason of inaccuracies in such measurement.

32.         ATTORNEY FEES

If Tenant or Landlord shall be in default under this lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any such default of the Defaulting Party under this lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party all expenses of litigation, including, without limitation, travel expenses, attorney fees, expert witness fees, trial and appellate court costs, and deposition and transcript expenses. If either party becomes a party to any litigation concerning this lease, or concerning the Premises or the Project, by reason of any act or omission of the other party or its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to the other party for all expenses of litigation, including, without limitation, travel expenses, attorney fees, expert witness fees, trial and appellate court costs, and deposition and transcript expenses.

33.         SURRENDER

The voluntary or other surrender of this lease or the Premises by Tenant, or a mutual cancellation of this lease, shall not work a merger, and at the option of Landlord shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

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34.         WAIVER

No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent or other payments shall not constitute a waiver of any other default and acceptance of partial payments shall not be construed as a waiver of the balance of such payment due. Landlord may accept Tenant's partial rent payments without waiving any rights under this Lease, including rights under a previously served notice of default and any other rights to recover possession of the Premises and this provision constitutes actual notice thereof to Tenant as required under California Code of Civil Procedure §1161.1(c). If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and/or pursue an action to enforce its rights and remedies under the previously served notice of default. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this lease.

35.         EASEMENTS; AIRSPACE RIGHTS

Landlord reserves the right to alter the boundaries of the Project and grant easements and dedicate for public use portions of the Project without Tenant's consent, provided that no such grant or dedication shall materially interfere with Tenant's use of the Premises or otherwise cause Tenant to incur cost or expense. From time to time, and upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord, in accordance with Landlord's instructions, any and all documents, instruments, maps or plats reasonably requested by Landlord and necessary to effectuate Tenant's covenants hereunder.

This lease confers no rights either with regard to the subsurface of or airspace above the land on which the Project is located or with regard to airspace above the building of which the Premises are a part. Tenant agrees that no diminution or shutting off of light or view by a structure which is or may be erected (whether or not by Landlord) on property adjacent to the building of which the Premises are a part or to property adjacent thereto, shall in any way affect this lease, or entitle Tenant to any reduction of rent, or result in any liability of Landlord to Tenant.

36.         RULES AND REGULATIONS

Landlord shall have the right from time to time to promulgate reasonable rules and regulations for the safety, care and cleanliness of the Premises, the Project and the Common Area, or for the preservation of good order. On delivery of a copy of such reasonable rules and regulations to Tenant, Tenant shall comply with the rules and regulations, and a violation of any of them shall constitute a default by Tenant under this lease. If there is a conflict between the rules and regulations and any of the provisions of this lease, the provisions of this lease shall prevail. Such rules and regulations may be amended by Landlord from time to time with or without advance notice.

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37.         NOTICES

Except for legal process and service of any notice required under (i) Code of Civil Procedure Section 1161, (ii) Civil Code Section 1951.3, or any similar or successor statutes, each of which may be served either as provided by law or as provided herein, all notices, demands, requests, consents, approvals and other communications ("Notices") which may be given or are required to be given by either party to the other shall be in writing and shall be deemed given to and received by the party intended to receive such Notice and deemed sufficiently given for all purposes as follows:

(a)          when personally delivered to the recipient, notice is effective on delivery;

(b)          when mailed first class to the last address of the recipient known to the party giving notice, notice is effective on delivery;

(c)          when mailed by certified mail with return receipt requested, notice is effective on receipt if delivery is confirmed by a return receipt; or

(d)          when delivered by reputable overnight courier (e.g. Federal Express, Airborne) or other comparable service with charges prepaid or charged to the sender's account, notice is effective on delivery if delivery is confirmed by the courier service.

Any correctly addressed Notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be deemed effective as of the first date that the Notice was refused, unclaimed, or considered undeliverable by the postal authorities, messenger, or overnight delivery service.

When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this lease) in the manner specified in this paragraph 37 shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute.

Prior to the commencement date, all such Notices from Landlord to Tenant shall be served or addressed to Tenant at 20 Walnut Street, Suite 8, Wellesley Hills, MA 02481. On or after the commencement date all such Notices from Landlord to Tenant shall be addressed to Tenant at the Premises.

All such Notices by Tenant to Landlord shall be sent to Landlord at its offices at 750 University Avenue, Suite 270, Los Gatos, California 95032.

Either party may change its address by giving the other party notice of such change in any manner permitted by this paragraph 37.

38.         NAME

Tenant shall not use the name of the Project for any purpose other than as the address of the business conducted by Tenant in the Premises without the prior written consent of Landlord.

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39.         GOVERNING LAW; SEVERABILITY

This lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this lease shall be held or rendered invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

40.         DEFINITIONS

As used in this lease, the following words and phrases shall have the following meanings:

authorized representative: any officer, agent, employee or independent contractor retained or employed by either party, acting within authority given him by that party.

encumbrance: any deed of trust, mortgage or other written security device or agreement affecting the Premises or the Project that constitutes security for the payment of a debt or performance of an obligation, and the note or obligation secured by such deed of trust, mortgage or other written security device or agreement.

lease month: the period of time determined by reference to the day of the month in which the term commences and continuing to one day short of the same numbered day in the next succeeding month; e.g., the tenth day of one month to and including the ninth day in the next succeeding month.

lender: the beneficiary, mortgagee or other holder of an encumbrance, as defined above.

lien: a charge imposed on the Premises by someone other than Landlord, by which the Premises are made security for the performance of an act. Most of the liens referred to in this lease are mechanic's liens.

maintenance: repairs, replacement, repainting and cleaning.

monthly rent: the sum of the monthly payments of basic rent and Direct Expense Increases.

person: one or more human beings, or legal entities or other artificial persons, including, without limitation, partnerships, corporations, trusts, estates, associations and any combination of human being and legal entities.

provision: any term, agreement, covenant, condition, clause, qualification, restriction, reservation or other stipulation in the lease that defines or otherwise controls, establishes or limits the performance required or permitted by either party.

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rent: basic rent, direct expenses, additional rent and all other amounts payable by Tenant to Landlord required by this lease or arising by subsequent actions of the parties made pursuant to this lease.

Words used in any gender include other genders. If more than one individual or entity comprises Tenant, the obligations imposed on each individual or entity that comprises Tenant under this lease are and shall be joint and several. All provisions whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions. If any words or phrases in this lease have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. The paragraph headings are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

41.         TIME

Time is of the essence of this lease and of each and all of its provisions.

42.         INTEREST ON PAST DUE OBLIGATIONS; LATE CHARGE

Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from when due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this lease. In addition, Tenant acknowledges that late payment by Tenant to Landlord of basic rent or direct expenses or of any other amount due Landlord from Tenant, will cause Landlord to incur costs not contemplated by this lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, costs to arrange alternate financing, and late charges that may be imposed on Landlord (e.g., by the terms of any encumbrance and/or note secured by any encumbrance covering the Premises). Therefore, if any such payment due from Tenant is not received in full by Landlord when due, which payments are subject to application by Landlord as provided in paragraph 4 of this lease, Tenant shall pay to Landlord an additional sum of five percent (5%) of the entire payment as a late charge, as liquidated damages, in lieu of actual damages (other than interest and attorney fees and costs). The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant (other than interest and attorney fees and costs). Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord. No notice to Tenant of failure to pay shall be required prior to the imposition of such interest and/or late charge, and any notice period provided for in paragraph 19 shall not affect the imposition of such interest and/or late charge. Any interest and late charge imposed pursuant to this paragraph shall be and constitute additional rent payable by Tenant to Landlord.

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43.         ENTIRE AGREEMENT

This lease, including any exhibits and attachments, constitutes the entire agreement between Landlord and Tenant relative to the Premises and this lease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves or their agents or representatives relative to the leasing of the Premises are merged in or revoked by this lease.

44.         AUTHORITY

Each individual executing this lease on behalf of Tenant represents and warrants that (i) he/she is duly authorized to execute and deliver this lease on behalf of Tenant and: (a) if Tenant is a corporation, such authorization is in accordance with a duly adopted resolution of the Board of Directors of said corporation, (b) if Tenant is a partnership, such authorization is in accordance with the partnership agreement now in effect, and (c) if Tenant is a limited liability company, such authorization is in accordance with the company's governing documents; and (ii) this lease is binding upon Tenant in accordance with its terms. Upon Landlord's request, Tenant shall deliver to Landlord within ten (10) days after such request evidence of the authorization specified above as Landlord may reasonably request, including, without limitation, in the case where Tenant is a corporation, a copy of the resolution of the Board of Directors of Tenant authorizing the execution of this lease and naming the officers that are authorized to execute this lease on behalf of Tenant, which copy shall be certified by Tenant's secretary as correct and in full force and effect.

45.         RECORDING

Neither Landlord nor Tenant shall record this lease or a short form memorandum hereof without the consent of the other.

46.         EXHIBITS AND ATTACHMENTS

All exhibits and attachments to this lease are a part hereof and the terms and provisions thereof are incorporated into this lease by this reference as though set forth herein in full.

47.         REAL ESTATE BROKERS

Each party represents and warrants to the other party that it has not had dealings in any manner with any real estate broker, finder or other person with respect to the Premises and the negotiation and execution of this lease except McCandless Management Corporation. Except for the commissions and fees to be paid to McCandless Management Corporation as provided in this paragraph, each party shall indemnify and hold harmless the other party from all damage, loss, liability and expense (including attorneys' fees and related costs) arising out of or resulting from any claims for commissions or fees that have been or may be asserted against the other party by any broker, finder or other person with whom the indemnifying party has dealt, or purportedly has dealt, in connection with the Premises and the negotiation and execution of this lease. Landlord shall pay broker leasing commissions to McCandless Management Corporation in connection with the Premises and the negotiation and execution of this lease, to the extent agreed to between Landlord and McCandless Management Corporation. Landlord and Tenant agree that Landlord shall not be obligated to pay any broker leasing commissions, consulting fees, finder fees or any other fees or commissions arising out of or relating to any extended term of this lease or to any expansion or relocation of the Premises at any time.

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48.         ENVIRONMENTAL MATTERS

A.           Tenant's Covenants Regarding Hazardous Materials.

(1)         Hazardous Materials Handling. Tenant, its agents, invitees, employees, contractors, sublessees, assigns and/or successors shall not use, store, dispose, release or otherwise cause to be present or permit the use, storage, disposal, release or presence of Hazardous Materials (as defined below) on or about the Premises or Project, except for general office supplies within the Premises of a kind typically used in normal office areas in the ordinary course of business (such as copier toner, correction fluid, glue, ink and cleaning solvents). As used herein "Hazardous Materials" shall mean any petroleum or petroleum by-products, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste and any "hazardous substance", "hazardous waste", "hazardous materials", "toxic substance" or "toxic waste" as those terms are defined under the provisions of the California Health and Safety Code and/or the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.), or any other hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or any agency thereof, or the United States Government or any agency thereof.

(2)         Notices. Tenant shall immediately notify Landlord in writing of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any law, regulation or ordinance relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any Hazardous Materials (collectively "Hazardous Materials Laws"); (ii) any claim made or threatened by any person against Tenant, the Premises, Project or buildings within the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or removed from the Premises, Project or buildings within the Project, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, Project or buildings within the Project or Tenant's use thereof. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

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B.           Indemnification of Landlord. Tenant shall indemnify, defend (by counsel acceptable to Landlord), protect, and hold Landlord, and each of Landlord's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) for death of or injury to any person or damage to any property whatsoever (including water tables and atmosphere), arising from or caused in whole or in part, directly or indirectly, by (i) Tenant's breach of its covenants set forth in paragraphs 48A(1) and 48A(2) above, or (ii) Tenant's failure to comply with any Hazardous Materials Laws whether knowingly, unknowingly, intentionally or unintentionally. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, Project or buildings within the Project, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. In addition, Tenant shall reimburse Landlord for (i) losses in or reductions to rental income, (ii) all costs of refitting or other alterations to the Premises, Project or buildings within the Project including, without limitation, alterations required to accommodate an alternate use of the Premises, Project or buildings within the Project, and (iii) any diminution in the fair market value of the Premises, Project or buildings within the Project, caused by Tenant's breach of its covenants set forth in paragraphs 48A(1) and 48A(2) above or Tenant's failure to comply with any Hazardous Materials Laws whether knowingly, unknowingly, intentionally or unintentionally. For purposes of this paragraph 48, any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

C.           Survival. The provisions of this paragraph 48 shall survive the expiration or earlier termination of the term of this lease.

49.         SIGNAGE

Tenant shall not, without obtaining the prior written consent of Landlord, install or attach any sign or advertising material on any part of the outside of the Premises, or on any part of the inside of the Premises which is visible from the outside of the Premises, or in the halls, lobbies, windows or elevators of the building in which the Premises are located or on or about any other portion of the Common Area or Project. If Landlord consents to the installation of any sign or other advertising material, the location, size, design, color and other physical aspects thereof shall be subject to Landlord's prior written approval and shall be in accordance with any sign program applicable to the Project. In addition to any other requirements of this paragraph 49, the installation of any sign or other advertising material by or for Tenant must comply with all applicable laws, statutes, requirements, rules, ordinances and any CC&R's or other similar requirements. With respect to any permitted sign installed by or for Tenant, Tenant shall maintain such sign or other advertising material in good condition and repair and shall remove such sign or other advertising material on the expiration or earlier termination of the term of this lease. The cost of any permitted sign or advertising material and all costs associated with the installation, maintenance and removal thereof shall be paid for solely by Tenant. If Tenant fails to properly maintain or remove any permitted sign or other advertising material, Landlord may do so at Tenant's expense. Any cost incurred by Landlord in connection with such maintenance or removal shall be deemed additional rent and shall be paid by Tenant to Landlord within ten (10) days following notice from Landlord. Landlord may remove any unpermitted sign or advertising material without notice to Tenant and the cost of such removal shall be additional rent and shall be paid by Tenant within ten (10) days following notice from Landlord. Landlord shall not be liable to Tenant for any damage, loss or expense resulting from Landlord's removal of any sign or advertising material in accordance with this paragraph 49. The provisions of this paragraph 49 shall survive the expiration or earlier termination of this lease.

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50.         SUBMISSION OF LEASE

The submission of this lease to Tenant for examination or signature by Tenant is not an offer to lease the Premises to Tenant nor an agreement by Landlord to reserve the Premises for Tenant. Landlord will not be bound to Tenant until this lease has been duly executed and delivered by both Landlord and Tenant.

51.         PREMISES LEASED "AS IS"

Tenant is leasing the Premises from Landlord "AS IS" in their condition existing as of the date hereof. Landlord shall have no obligation to alter or improve the Premises.

52.         ADDITIONAL RENT

All costs, charges, fees, penalties, interest, late charges and any other payments (including Tenant's reimbursement to Landlord of costs incurred by Landlord) which Tenant is required to make to Landlord pursuant to the terms and conditions of this lease and any amendments to this lease shall be and constitute additional rent payable by Tenant to Landlord when due as specified in this lease and any amendments to this lease.

53.         INTENTIONALLY DELETED

54.         WAIVER OF RIGHT TO JURY TRIAL

Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including, without limitation, any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

55.         SUBMISSION TO JURISDICTION AND VENUE

With respect to any claim or action arising out of or in any way connected with this lease, Tenant (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of California located in Santa Clara County, California, (b) irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this lease brought in any such court, and (c) irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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56.         FURNITURE AND FIXTURES

Tenant shall have use of the furniture and fixtures currently existing in the Premises and listed on Exhibit C attached hereto. Such furniture and fixtures shall be deemed to be part of the Premises and leased to Tenant "as is" in their current condition at no additional cost to Tenant during the term of this lease, subject to the terms and conditions of this lease. Tenant shall be responsible for any damage to or destruction of the furniture and fixtures caused by or resulting from Tenant's use thereof, customary wear and tear excepted.

57.         CAPITAL IMPROVEMENTS

Notwithstanding any provision to the contrary in this lease, as to any capital improvement to the common area, the Project, or the Premises made by Landlord under paragraphs 8, 9 or 15 of this lease which (i) is not due to Tenant’s particular use, occupancy or alteration of the Premises (which use or occupancy is something other than general office use), or (ii) if not specifically required in this lease to be made at Tenant's expense, the cost thereof shall be included in direct expenses in the year incurred, provided, however, if the cost of such capital improvement exceeds $50,000, the amount includible in direct expenses shall be limited to the amortized cost thereof, determined by amortizing the total cost of such capital improvement over its useful life (including interest at a rate of two percent (2%) over the then current Prime Rate as published by the Wall Street Journal) and Tenant shall pay its proportionate share thereof as provided in paragraphs 4(b) and 5(b) of this lease. Any determination of what constitutes a capital improvement and what is the useful life of a capital improvement, as such terms are used in this paragraph 57, shall be made by Landlord in accordance with generally accepted accounting principles.

58.         EARLY POSSESSION

Tenant may take possession of the Premises at any time prior to the commencement of the term provided Landlord and Tenant have executed and delivered this lease and Tenant has delivered the first month's rent and the letter of credit to Landlord required under paragraph 4 herein and proof that Tenant has satisfied Tenant's insurance requirements set forth in paragraph 11 of this lease. Tenant's possession of the Premises pursuant to this paragraph shall be subject to all the terms and conditions of this lease provided, however, such early possession of the Premises shall not accelerate the commencement or termination dates of this lease as set forth in paragraph 2 hereof. for purposes of payment of monthly rent and Tenant shall not be obligated to pay basic rent or direct expenses until the commencement of the term.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this lease on the date first above written.

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Landlord:			Tenant:

750 UNIVERSITY, LLC,			ATOMERA INCORPORATED,
a California limited liability company			a Delaware corporation

By:	McCandless Management corporation,		By:	/s/ Ronald Cope
a California corporation, its
	Authorized Agent		Name:	Ronald Cope

	By:	/s/ Steven E. Sund	Title:	Chief Operating Officer

	Name:	Steven E. Sund	Date:	January 19, 2016

	Title:	President	By:

	Date:	January 20, 2016	Name:

Title:

Date:

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